UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2026

AppLovin Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-40325	45-3264542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1100 Page Mill Road
Palo Alto, California 94304
(Address of principal executive offices, including zip code)
(800) 839-9646
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00003 per share	APP	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Transitions

On April 7, 2026, AppLovin Corporation (the “Company”) announced that on April 2, 2026, Basil Shikin informed the Company that he will step down from his role as Chief Technology Officer, effective as of July 1, 2026. Mr. Shikin will continue to serve in a non-executive officer capacity as a Distinguished Engineer.
On April 2, 2026, Victoria Valenzuela, the Company’s Chief Administrative & Legal Officer, informed the Company that she will retire, effective as of August 1, 2026. Ms. Valenzuela will serve as a consultant to the Company following her retirement until May 31, 2027 and receive cash compensation of $150,000 for her consulting service. The Company’s Board of Directors (the “Board”) also intends to nominate Ms. Valenzuela for election as a director at the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”). If elected, Ms. Valenzuela will not receive compensation as a non-employee director while she is a consultant.
The Company announced that Giovanni Ge, the Company’s Chief Product and Engineering Officer, will be appointed Chief Technology Officer upon Mr. Shikin’s transition, and that Corina Cacovean, the Company’s Deputy General Counsel, Privacy, Litigation & Regulatory, will be appointed Chief Legal Officer upon Ms. Valenzuela’s retirement.
Board Transitions
On April 2, 2026, the Board appointed Craig Billings as independent Chairperson of the Board to succeed Adam Foroughi, effective immediately. Mr. Foroughi will continue to serve as the Company’s Chief Executive Officer and as a member of the Board. Mr. Billings has served as Lead Independent Director of the Board since the Company’s initial public offering in 2021.
On April 2, 2026, Alyssa Harvey Dawson notified the Company that she will not stand for re-election as a member of the Board at the Annual Meeting. Ms. Harvey Dawson intends to continue to serve as a member of the Board and on her current committees through the end of her current term, which ends on the date of the Annual Meeting. Ms. Harvey Dawson’s decision to not stand for re-election was not the result of any disagreement with the Company or its management.

Item 7.01	Regulation FD Disclosure.
On April 7, 2026, the Company issued a press release in connection with the matters described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K and the related Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Exhibit Description
99.1	Press Release, dated April 7, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLOVIN CORPORATION

Date: April 7, 2026	/s/ Matthew A. Stumpf
Matthew A. Stumpf
Chief Financial Officer